July 19, 1996

VIA FAX TRANSMISSION

TO:      Rick Visovsky                      Mark Rodak
         AGTC, Inc.                         Alpine Coal Company, Inc.
         7 Oakwood Way                      Fax: (717)730-9416
         Robbinsville, NJ 08691
         Fax: (609)275-0779

         Edwin J. Hodder
         E.J. Hodder & Assoc.
         2700 Powhatan Street
         Mulga, AL 35118
         Fax: (205)436-4099

SUBJECT: CANCELLATION OF SITE IDENTIFICATION AGREEMENT

Gentlemen:

In accord with the provisions relating to the term of the agreement entered into by COVOL TECHNOLOGIES, INC. ("COVOL"), AGTC, Inc., ALPINE COAL COMPANY, INC., and E.J. HODDER & ASSOCIATES, on March 6, 1996, whereby COVOL has the right to cancel if less than two projects are presented and accepted at the end of four months, COVOL hereby cancels the agreement.

Sincerely,


/s/Michael Q. Midgley
Michael Q. Midgley
President